UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 17, 2006
TRANSOCEAN INC.
(Exact name of registrant as specified in its charter)

Cayman Islands	333-75899	66-0582307
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4 Greenway Plaza
Houston, Texas 77046
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (713) 232-7500
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.
     Transocean Inc. (“Transocean”) today announced that holders of its 1.5% Convertible Debentures due May 15, 2021 have the option to require Transocean to repurchase their debentures as of May 15, 2006. Transocean plans to file a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (“SEC”) later today. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.
     In October 2005, Transocean’s board of directors authorized the repurchase of up to $2 billion of Transocean’s ordinary shares, par value $0.01 per share (“Ordinary Shares”). At April 17, 2006, after prior purchases, Transocean still had authority to repurchase $1.4 billion of its Ordinary Shares under the program. The Ordinary Shares may be repurchased from time to time in open market or private transactions. Decisions to repurchase shares will be based upon Transocean’s ongoing capital requirements, the price of the Ordinary Shares, regulatory considerations, cash flow generation, general market conditions and other factors. Transocean plans to fund the program from current and future cash balances, but it could use debt to fund share repurchases. The repurchase program does not have an established expiration date and may be suspended or discontinued at any time. There can be no assurance regarding the number of shares repurchased under the program. Under the program, repurchased shares are retired and returned to unissued status.
     Statements regarding the conduct of the share repurchase program including timing, duration, form of transaction, the factors to be considered, source of funding, termination of the program, as well as any other statements that are not historical facts, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to the factors stated in the preceding paragraph, operating hazards and delays, actions by customers and other third parties, the future price of oil and gas, the actual revenues earned and other factors detailed in the company’s most recent Form 10-K and other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. There can be no assurance as to the number of shares, if any, that will be repurchased under the program.
ITEM 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
     The following exhibit is furnished pursuant to Item 8.01:

Exhibit Number	Description
99.1	Press Release dated April 17, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANSOCEAN INC.
Date: April 17, 2006	By:	/s/ William E. Turcotte
William E. Turcotte
Vice President, Associate General Counsel and Assistant Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated April 17, 2006.